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                                                                       EXHIBIT D

                                     [SEAL]

                     THE TREASURER OF THE STATE OF FLORIDA
                            DEPARTMENT OF INSURANCE

BILL NELSON

IN THE MATTER OF:
                                                             CASE NO. 17191-96-C
EMPLOYERS SELF INSURERS FUND;
BRIDGEFIELD EMPLOYERS INSURANCE
COMPANY, AN ASSESSABLE MUTUAL;
BRIDGEFIELD EMPLOYERS INSURANCE
COMPANY; AND SUMMIT HOLDING
SOUTHEAST, INC.
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                                 CONSENT ORDER

     THIS CAUSE came on to be considered upon an application with attachments (Collectively referred to herein as the "APPLICATION") filed on behalf of APPLICANTS, Employers Self Insurers Fund ("ESIF"), Bridgefield Employers Insurance Company, an Assessable Mutual ("BEIC MUTUAL"), Bridgefield Employers Insurance Company ("BEIC STOCK"), and Summit Holding Southeast, Inc. ("SUMMIT SOUTHEAST") with the Florida Department of Insurance (the "DEPARTMENT") on or about August 20, 1996, pursuant to Sections 624.463, 628.461, 628.6013, and
628.6017, Florida Statutes. After a complete review of the entire record, and upon consideration thereof and being otherwise fully advised in the premises, the Treasurer and Insurance Commissioner, as head of the DEPARTMENT, finds as follows:

     1. The Treasurer and Insurance Commissioner, as head of the DEPARTMENT, has jurisdiction over the subject matter and of the parties herein.

     2. The proposed conversion of ESIF from a group self-insurance fund to an interim domestic assessable mutual insurer, BEIC MUTUAL, is in compliance with and approved pursuant to Section 624.463 and 628.6013, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     3. The proposed formation of BEIC MUTUAL is in compliance with and approved pursuant to applicable provisions of Chapter 628, Part II, Florida Statutes including Section 628.6013, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     4. The proposed conversion of BEIC MUTUAL from an interim domestic assessable mutual insurer to a domestic stock insurer, BEIC STOCK, is in compliance with and approved pursuant to Section 628.6017, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     5. The proposed acquisition of all outstanding shares of BEIC STOCK by SUMMIT SOUTHEAST as outlined in the Amended Plan of Conversion and Recapitalization of Employers Self Insurers Fund (hereinafter referred to as the "Amended Plan of Conversion and Recapitalization") submitted to the DEPARTMENT on November 5, 1996 is in compliance with and approved pursuant to Section 628.461, Florida Statutes, subject to and contingent upon compliance with the terms of this Consent Order.

     6. Pursuant to APPLICANTS' APPLICATION, including the Amended Plan of Conversion and Recapitalization and the Plan of Operation, APPLICANTS will take a number of intermediate steps in order to convert from a group self insurance fund to an assessable mutual insurer and ultimately to a domestic stock insurer which shall then be acquired by a newly formed holding company. As consideration for the exchange of membership interests in BEIC MUTUAL, the APPLICATION provides for the elimination of any liability the members may have for future assessments, issuance of Preferred Stock of SUMMIT SOUTHEAST, and Subscription Rights to purchase Common Stock of SUMMIT SOUTHEAST. Further, in
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accordance with the Amended Plan of Conversion and Recapitalization and the Plan
of Operation and pursuant to the provisions of Section 628.161(6)(d), Florida Statutes, BEIC STOCK shall hold all of ESIF's members harmless from any assessment for liabilities of ESIF before the effective date. Subject to the requirements imposed by this Consent Order, the Amended Plan of Conversion and Recapitalization of ESIF and BEIC MUTUAL has been determined to be equitable to the members of ESIF and of BEIC MUTUAL pursuant to Sections 624.463, 628.6013, and 628.6017, Florida Statutes.

     7. APPLICANTS have submitted to, and the Department has relied upon, as part of the APPLICATION, the following:

          a) all documents which will be submitted or distributed to members of ESIF and BEIC MUTUAL in connection with the conversions and acquisition transactions, including, in draft form, the Proxy Statement with referenced exhibits, the proxy card. Notice of Meeting of Members of ESIF and BEIC MUTUAL, and the letter to members, which will accompany the notice, Proxy Statement, and proxy card;

          b) the proposed Amended Plan of Conversion of ESIF and BEIC MUTUAL to BEIC STOCK, including the proposed Articles of Incorporation and Bylaws of BEIC MUTUAL and proposed Restated Articles of Incorporation and Restated By-Laws of BEIC STOCK;

          c) the final version of the proposed Articles of Incorporation and By-Laws of SUMMIT SOUTHEAST;

          d) the proposed "Certificates of Designation, Preferences, and Rights of Series A Preferred Stock" and the "Recapitalization Agreement".

          e) the final version of the Plan of Operation of BEIC STOCK.

     8. The Department conducted a public hearing in Tallahassee, Florida at 10:00 A.M. on Thursday, October 10, 1996 pursuant to notice in the Florida Administrative Weekly. Further, APPLICANTS' have represented, and the Department has relied upon said representation, and the record reflects that notice of the public hearing was advertised in six major newspapers in six major cities located throughout Florida in advance of the public hearing and in the form presented to the Department at the public hearing. The Notices appeared both in the "Legal Notices" section of each paper and in a standard advertising space prominently displayed elsewhere in each paper. Pursuant to the notice, the Department elicited testimony from representatives of APPLICANTS' describing the proposed transactions and opened the floor to comments, testimony, and evidence concerning the APPLICATION from those in attendance. The information received has been considered by the Department in determining to enter into this Consent Order.

     9. APPLICANTS have retained THE CHICAGO CORPORATION to review the fairness of the consideration to be paid under the Amended Plan of Conversion and Recapitalization of ESIF and BEIC MUTUAL to the members of BEIC MUTUAL in exchange for their membership interests, from a financial point of view, and to render its opinion to ESIF and the Board of Organizers of BEIC MUTUAL. The written opinion has been filed with, and relied upon by, the DEPARTMENT and is an attachment to the Proxy Statement. THE CHICAGO CORPORATION's written opinion states "that the Consideration to be received by the Eligible Policyholders pursuant to the Plan [of Conversion and Recapitalization] is fair, from a financial point of view, to the Eligible Policyholders."

     10. APPLICANTS have retained the law firm of McCONNAUGHHAY, ROLAND MAIDA, & CHERR, P.A. to render its opinion as to whether the APPLICATION and the transactions contemplated by the APPLICATION are in conformance with Florida law. The written opinion has been filed with, and relied upon by, the DEPARTMENT and states that "the conversion of ESIF pursuant to the [Amended Plan of Conversion and Recapitalization] complies with the [Florida Insurance] Code."

     11. APPLICANTS have retained the law firm of ALSTON & BIRD to render its opinion as to the Federal income tax consequences of the APPLICATION and the transactions contemplated by the APPLICATION. The written opinion has been filed with, and relied upon by, the DEPARTMENT, relied upon by THE CHICAGO CORPORATION, and made an attachment to the Proxy Statement. ALSTON &

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BIRD's written opinion concludes that ". . . No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in ESIF for membership interests in . . . [BEIC MUTUAL]No gain or loss will be recognized by . . . [BEIC MUTUAL] . . . on the deemed receipt of the assets and liabilities of ESIF . . . No gain or loss will be recognized by ESIF on the deemed transfer of its assets to . . . [BEIC MUTUAL] . . . and the assumption by
 . . . [BEIC MUTUAL] . . . of the liabilities of ESIF . . . No gain or loss will be recognized by the Policyholders on the deemed exchange of their membership interests in . . . [BEIC MUTUAL] for stock of . . . [BEIC STOCK] . . . No gain or loss will be recognized by . . . [BEIC STOCK] on its deemed issuance of stock in exchange for the . . . [BEIC MUTUAL] . . . membership interests of Policyholders . . . No gain or loss shall be recognized by the
 . . . [Policyholders] on their transfer of property to . . . [SUMMIT SOUTHEAST] solely in exchange for . . . [SUMMIT SOUTHEAST] . . . stock No gain or loss shall be recognized by . . . [SUMMIT SOUTHEAST] on the issuance of its common stock and preferred stock in exchange for common stock of . . . [BEIC STOCK]."

     12. APPLICANTS have retained THE CHICAGO CORPORATION to render its opinion as to the financial forecasts for BEIC STOCK after the implementation of the APPLICATION and the transactions contemplated by the APPLICATION. The written opinion has been filed with, and relied upon by, the DEPARTMENT, is consistent with the findings made by THE CHICAGO CORPORATION in conjunction with the issuance of the fairness opinion in this matter, and will be made an attachment to the Proxy Statement. THE CHICAGO CORPORATION's written opinion states that "It is our opinion that the assumptions underlying the pro forma projections provide a reasonable basis for management's forecasts . . ."

     13. APPLICANTS have retained the accounting firm of KPMG PEAT MARWICK to render its opinion as to the March 31, 1996 statutory-basis loss and loss adjustment expense reserves for ESIF. The written opinion has been filed with, and relied upon by, the DEPARTMENT and relied upon by THE CHICAGO CORPORATION. KPMG PEAT MARWICK's written opinion concludes that ". . . unpaid loss and loss adjustment expense reserves as of March 31, 1996 described herein are computed in accordance with accepted loss reserving standards and principles and make reasonable provision for all unpaid loss and loss adjustment expense obligations of the Fund under the terms of its policies and agreements." If the Effective Date does not arise prior to March 31, 1997 APPLICANTS shall promptly submit to the DEPARTMENT an opinion as to the March 31, 1997 statutory-basis loss and loss adjustment expense reserves for ESIF.

     14. APPLICANTS have retained the reinsurance intermediaries of BRENTWOOD SERVICES INCORPORATED to render its opinion as to the reinsurance position of ESIF after its conversion to BEIC STOCK. The written opinion has been filed with, and relied upon by, the DEPARTMENT and relied upon by THE CHICAGO CORPORATION. BRENTWOOD SERVICES INCORPORATED's written opinion concludes that "In the event that . . . [ESIF] converts to an insurance company, we feel that the existing excess insurance policy would continue to result in actual risk transfer and is appropriate given the projected liabilities, the solvency position of the fund, the pro formas and the plan of operations as we now understand them . . ."

     15. APPLICANTS have retained KPMG PEAT MARWICK to render its opinion as to the solvency position of ESIF after its conversion to BEIC STOCK. The written opinion has been filed with, and relied upon by the DEPARTMENT. The results of the "Schedule of Sensitivity Analysis of Projected Statutory Policyholder Surplus" included in the opinion performed by KPMG PEAT MARWICK indicates that after the conversion to a stock company and based on assumptions contained in projected financial statements, ESIF will exceed the minimum capital and surplus requirements of Florida law in 91.5% of the ten thousand scenarios tested. KPMG PEAT MARWICK has also concluded that ". . . the underlying assumptions [of the projected financial statements] provide a reasonable basis for management's projection . . ."

     16. APPLICANTS hereby knowingly and voluntarily waive all rights of any kind to challenge or to contest this Order, in any forum now available, including the right to any administrative proceeding, Circuit or Federal Court action, or any appeal.

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     IT IS THEREFORE ORDERED:

     17. Subject to the terms and conditions contained herein, the Treasurer and Insurance Commissioner hereby approves the transactions contemplated by the APPLICATION to include the proposed conversion of ESIF to BEIC MUTUAL, the proposed immediately subsequent conversion of BEIC MUTUAL to BEIC STOCK, and the proposed immediately subsequent acquisition of BEIC STOCK by SUMMIT SOUTHEAST pursuant to the Amended Plan of Conversion and Recapitalization submitted with the APPLICATION.

     18. APPLICANTS shall not mail the Proxy Statement and related enclosures, without first obtaining separate written approval of the DEPARTMENT for the final draft of said documents.

     19. BEIC STOCK shall file with the DEPARTMENT all premium growth reports as required by Section 624.4243, Florida Statutes, in a complete and timely manner.

     20. BEIC STOCK shall report Unearned Premiums on all of its financial statements in compliance with Section 625.051, Florida Statutes.

     21. BEIC STOCK shall follow the guidelines of the NAIC Practices & Procedures Manual and the NAIC Annual Statement Instructions for Property & Casualty Companies when accounting for retrospective premiums and when accounting for return premiums on all of its financial statements.

     22. Summit Consulting, Inc. shall file annual audited financial statements with the DEPARTMENT no later than June 1st of each of the first three years following the Effective Date. In addition, all affiliates of BEIC STOCK shall provide the DEPARTMENT with access to their books and records, if so requested.

     23. For the three year period following the Effective Date (as defined herein), BEIC STOCK shall not have or enter into any contract or any other agreement for a fee with an affiliated entity other than a contract or agreement that has been approved in writing by the DEPARTMENT. For the three year period following the Effective Date, fees payable under any such contract with an affiliated entity shall not be materially increased without the prior written approval of the DEPARTMENT. For the three year period following the Effective Date, no such contract shall contain any minimum fee provisions. For the three year period following the Effective Date, BEIC STOCK shall provide written notice to the DEPARTMENT and receive its written approval prior to executing any material amendment to any such contract or agreement, thereafter, BEIC STOCK shall provide written notice to the DEPARTMENT within thirty (30) days of executing any material amendment to any such contract or agreement.

     24. BEIC STOCK shall not use any type of discounting when computing its loss reserves and shall not report discounted loss reserves on any of its financial statements, except for the discounting of loss reserves allowed by
Section 625.091, Florida Statutes.

     25. As a condition of the granting of approval of the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK, ESIF has placed a $5 million security and collateral deposit with the DEPARTMENT's Bureau of Collateral Securities. In addition, ESIF shall immediately take all steps necessary to make the DEPARTMENT a co-signor on First Union National Bank of Florida account number 4022015600 (hereinafter referred to as the "First Union Account") currently held in the name of ESIF with all assets deposited therein pledged to the DEPARTMENT for the protection of ESIF's members. The balance on the First Union Account shall exceed $45,000,000 at the time of entry of this Order. No withdrawals shall be made on this account without the prior written approval of the DEPARTMENT. Furthermore, APPLICANTS shall provide the DEPARTMENT with monthly reporting on the balance and activity of such account. If the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK is not effectuated within the time frame allowed by paragraph 33 of this Order, ESIF shall immediately increase the amount of the security and collateral deposit it has placed with the DEPARTMENT's Bureau of Collateral Securities from $5 million to $25 million. If the conversion of ESIF to BEIC MUTUAL and from there to BEIC STOCK is effectuated, ESIF, by signing this Consent Order authorizes the transfer of the $5 million security and collateral deposit now being held by the DEPARTMENT's Bureau of Collateral Securities to the name of BEIC STOCK. APPLICANTS agree to sign all necessary documents and render other assistance as

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necessary to effectuate such transfer. Both the funds on deposit with the
DEPARTMENT's Bureau of Collateral Securities as well as the funds on deposit in the First Union Account shall be designated deposits pursuant to section 624.411, Florida Statutes.

     26. For the three year period following the Effective Date, BEIC STOCK shall, for purposes of financial examinations, be classified as an insurer which is required to be examined in accordance with Section 624.316(2)(f), Florida Statutes. Thereafter, BEIC STOCK shall remain subject to other applicable provisions of Section 624.316, Florida Statutes.

     27. BEIC STOCK shall not include the following assets on any financial statement filed with the DEPARTMENT, as such assets shall not be admitted for purposes of determining BEIC STOCK's compliance with the requirements of the Florida Insurance Code: (i) Any amount representing ceded reinsurance loss that is disputed by the reinsurer; (ii) Any amount representing the prepayment of Income Taxes as required by section 625.031, Florida Statutes; (iii) Any amounts representing assets that are allowed for self-insurance funds or assessable mutual insurers that are not assets under accounting standards for domestic insurers under Florida law; and (iv) Any assets that are hypothecated, pledged, or otherwise encumbered, excluding real estate and mortgages on such held in the normal course of business and assets pledged to the DEPARTMENT.

     28. Any surplus from the transfer of all of the assets and liabilities of ESIF to BEIC STOCK under the Amended Plan of Conversion and Recapitalization submitted to the DEPARTMENT is considered contributed surplus and shall be reported as such on all financial statements of BEIC STOCK.

     29. BEIC STOCK shall maintain all assets physically in the State of Florida in accordance with Section 628.271, Florida Statutes or in compliance with
Section 628.511, Florida Statutes, for as long as BEIC STOCK is a domestic insurer.

     30. Any material deviation from the three year Plan of Operations submitted as part of the APPLICATION must be approved in advance and in writing by the DEPARTMENT. APPLICANTS shall substantially comply with the Plan of Operations as submitted as part of the APPLICATION. If the DEPARTMENT determines that APPLICANTS are not acting in substantial compliance with the Plan of Operations or have materially deviated from the Plan of Operations without prior written approval from the DEPARTMENT, the DEPARTMENT may take administrative action as appropriate, including, but not limited to, requiring APPLICANTS to bring their activities into substantial compliance with the Plan of Operations and eliminate any material deviation from the Plan of Operations and imposing penalties for the violation of this Consent Order. In any proceeding resulting from the DEPARTMENT'S administrative action, APPLICANTS shall have the burden of proving substantial compliance and absence of material deviation by a preponderance of evidence.

     31. A loan from First Union National Bank of North Carolina (hereinafter the "Bank") to Summit Holding Corporation (hereinafter the "Loan"), is a subject of the January 11, 1996 Consent Order in DEPARTMENT case number 13402-95-C-AJL. Any restructuring of the Loan, including revisions to the Credit Agreement between the Bank and Summit Holding (hereinafter the "Credit Agreement") shall be subject to prior approval of the DEPARTMENT. No such restructuring of the Loan shall create any obligation for repayment by Bridgefield Casualty Insurance Company (hereinafter BRIDGEFIELD CASUALTY) or BEIC STOCK and no assets of BRIDGEFIELD CASUALTY or BEIC STOCK shall be pledged as collateral or otherwise encumbered in conjunction with the Loan. Neither BRIDGEFIELD CASUALTY, BEIC STOCK, nor U.S. EMPLOYERS INSURANCE COMPANY shall make any direct or indirect investments in subsidiaries or affiliated entities without the DEPARTMENT's prior written approval. The DEPARTMENT shall grant such approval if the proposed investment complies with applicable provisions of the Florida Insurance Code relating to investments in subsidiaries and affiliates and is made in such a manner to prevent the investment from being subject to recovery under the Credit Agreement. Custody of the assets of U.S. EMPLOYERS shall be maintained in Florida, or in the United States with a financial institution which maintains banking operations in Florida. The physical form, if any, of the assets shall be maintained in Florida, or in compliance with section 628.511, Florida Statutes. BRIDGEFIELD CASUALTY and BEIC STOCK shall record any investments in affiliates as a non-admitted asset in its statutory financial statements, until such

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time as a valuation of such affiliates is rendered by the Securities Valuation
Office of the National Association of Insurance Commissioners, but in no event in excess of the amounts allowed pursuant to section 625.151(3), Florida Statutes. If the Bank imposes any material additional requirements on any member of the SUMMIT SOUTHEAST holding company system which could reasonably be expected to have a material adverse effect on the financial condition of BRIDGEFIELD CASUALTY or BEIC STOCK, SUMMIT SOUTHEAST shall obtain the prior written approval of the DEPARTMENT prior to the additional requirement's taking effect. In the event that the transactions contemplated by the APPLICATION are not consummated or for any reason those transactions are reversed or otherwise voided, all provisions of the January 11, 1996 Consent Order in DEPARTMENT case number 13402-95-C-AJL shall be enforceable by the parties thereto.

     32. In an attempt to avoid potential policyholder confusion as a result of the transactions contemplated by the APPLICATION, and to avoid unnecessary impediments to those transactions, BEIC STOCK may utilize the current rates and rating plans of ESIF through December 31, 1997. After such time, BEIC STOCK shall file rates with the DEPARTMENT for its written approval unless using rates not requiring such approval under the Florida Insurance Code or applicable rules of the DEPARTMENT. BEIC STOCK shall obtain the prior written approval of the DEPARTMENT for the use of all forms or endorsements to existing forms. Policies issued with effective dates on or after January 1, 1998 shall be written only on forms and with rates approved for use by the DEPARTMENT by written approval obtained after the filing of this Consent Order.

     33. The Effective Date of the APPLICATION and the transactions contemplated by the APPLICATION shall be the date on which the conversions, acquisition and recapitalization contemplated by the APPLICATION are effectuated. The Effective Date shall be within six (6) months of the entry of this Consent Order. APPLICANTS may apply to the DEPARTMENT for up to a six (6) month extension to this deadline. The granting or denial of such request is in the sole discretion of the DEPARTMENT. Each conversion, acquisition and recapitalization contemplated by the APPLICATION shall follow immediately the prior transaction without delay and all such conversions, acquisition and recapitalization, shall be effectuated in a single day. The taking of the vote of members of ESIF and BEIC MUTUAL and, if authorized by the vote of the members, the conversion of ESIF to BEIC MUTUAL and of BEIC MUTUAL to BEIC STOCK shall occur in immediate succession and in a single day. The acquisition of the stock of BEIC STOCK by SUMMIT SOUTHEAST shall be consummated immediately upon the completion of the conversion of BEIC MUTUAL to BEIC STOCK. Due to the rapid conversion, no certificates of authority or permits will be physically issued to BEIC MUTUAL as it shall not transact insurance or engage in any business activity except that which is required to implement the transactions contemplated by the APPLICATION. All authority granted to ESIF and BEIC MUTUAL shall terminate immediately upon their respective conversions. ESIF shall physically surrender its certificate of authority immediately upon completion of all transactions contemplated by the APPLICATION.

     34. In accordance with the Amended Plan of Conversion and Recapitalization, and all attachments thereto, ESIF shall submit the Amended Plan of Conversion and Recapitalization to its members for a vote. The Amended Plan of Conversion and Recapitalization must be approved by:

          A. an affirmative vote of a majority of the members of ESIF, and

          B. an affirmative vote of not less than two-thirds ( 2/3rds) of BEIC MUTUAL "voting policyholders" as defined in the Proxy Statement.

     The Secretary of BEIC MUTUAL shall immediately certify the results of the vote to the DEPARTMENT. A single vote of the members of ESIF and BEIC MUTUAL approving both conversions shall satisfy the voting requirements of Sections 628.6013(1) and 628.6017(1)(b), Florida Statutes if the votes obtained are sufficient to satisfy both the 1/2 of all members and 2/3 of all votes cast requirements set forth therein. On the Effective Date, the Directors of BEIC MUTUAL shall promptly ratify the execution of this Consent Order on their behalf by Mr. William B. Bull, a member of the Board of Organizers of BEIC MUTUAL and who is anticipated to be a Director and President of BEIC MUTUAL. The Secretary of BEIC MUTUAL shall immediately certify the ratification to the DEPARTMENT.

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     35. If the Amended Plan of Conversion and Recapitalization is not approved by vote of not less than two-thirds ( 2/3rds) of BEIC MUTUAL's "voting policyholders" and the approval of at least a majority of all members of ESIF, the conversion to BEIC MUTUAL and subsequent conversion to BEIC STOCK shall not be effectuated and ESIF shall remain a group self-insurance fund pursuant to
Section 624.4621, Florida Statutes.

     36. If the Amended Plan of Conversion of BEIC MUTUAL is approved by vote of not less than two-thirds ( 2/3rds) of BEIC MUTUAL's "voting policyholders" and at least a majority of all members of ESIF, APPLICANTS shall then, on the Effective Date, effectuate the acquisition of BEIC STOCK by SUMMIT SOUTHEAST. Additionally, on the Effective Date, the Directors of BEIC STOCK shall promptly ratify the execution of this Consent Order on their behalf by Mr. William B. Bull, who is anticipated to be a Director and President of BEIC STOCK. The Secretary of BEIC STOCK shall immediately certify the ratification to the DEPARTMENT. Failure to promptly effectuate the acquisition in accordance with the Amended Plan of Conversion and Recapitalization of BEIC MUTUAL as disclosed in the Proxy Statement shall result in the recision of the conversions of BEIC MUTUAL and ESIF and BEIC STOCK shall revert back to ESIF, a group self-insurance fund pursuant to Section 624.4621, Florida Statutes.

     37. The DEPARTMENT has relied upon various unexecuted and draft documents submitted as part of the APPLICATION pursuant to the proposed conversions and acquisition transactions. No later than the close of business on the next business day following the Effective Date, except as otherwise provided below, APPLICANTS shall submit and verify to the DEPARTMENT true, correct, and complete copies of the executed documents supporting the conversions and acquisition transactions. APPLICANTS shall notify the DEPARTMENT in writing of any revisions to the documents at the time the revisions are made. If, within 30 days of submission of the executed documents, the DEPARTMENT determines that the executed documents vary in any material respect from those submitted to and reviewed by the DEPARTMENT prior to the entry of this Consent Order, the DEPARTMENT shall notify APPLICANTS in writing of the material deviation and if the material deviation is not corrected to the DEPARTMENT's satisfaction within ten days of the notice, the DEPARTMENT may enter a subsequent Order vacating this Consent Order. Such Order may disapprove the conversions and acquisition transactions. In addition, if necessary to protect policyholders or the public, the DEPARTMENT may enter an Immediate Final Order suspending the license of BEIC STOCK. The DEPARTMENT's determination as to the existence of a material variation shall be in the DEPARTMENT's sole discretion and shall not be subject to Section 120.57, Florida Statutes. APPLICANTS shall continue to promptly report and provide documentation to the DEPARTMENT with respect to any transactions or arrangements made or entered into for the purposes of these conversions and acquisition agreements including, but not limited to, the following documents to be supplied to the DEPARTMENT, except as otherwise indicated, by close of business on the Effective Date:

          (a) A certified copy of the executed Articles of Incorporation of BEIC MUTUAL as filed with the Secretary of State as well as the executed By-Laws of BEIC MUTUAL.

          (b) A certified copy of the executed Articles of Restatement and Certificate of Restatement for BEIC MUTUAL as filed with the Secretary of State.

          (c) A certified copy of the executed Restated Articles of Incorporation of BEIC STOCK as filed with the Secretary of State as well as the executed Restated By-Laws of BEIC STOCK.

          (d) An original certificate of status from the Secretary of State for BEIC STOCK.

          (e) A certified copy of the executed Amended Plan of Conversion and Recapitalization of ESIF and BEIC STOCK.

          (f) The original Waiver of Hearing From Seller executed by BEIC STOCK.

          (g) The original Waiver of Hearing From Buyer executed by SUMMIT SOUTHEAST.

          (h) A certified copy of the executed Certificate of Designation, Preferences and Rights of Series A Preferred Stock.

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          (i) Certified executed copies of the "Recapitalization Agreement"
     between ESIF and SUMMIT SOUTHEAST.

          (j) Upon mailing to members, a certified copy of the Dear Member Letter, Notice of Meeting, and Proxy Statement together with attachments, that were sent to the policyholders of ESIF and BEIC MUTUAL for their conversion to BEIC STOCK.

          (k) Within twenty (20) days of the special meeting of policyholders of ESIF, certified copies of minutes of the meeting.

          (l) When available, and in any event, within 30 days of the Effective Date, certified copies of the minutes of all meetings of APPLICANTS held on the Effective Date.

          (m) A certified copy of the fidelity bond in the name of BEIC STOCK.

          (n) Prior to release to any prospective subscribers, a true and correct copy of the Prospectus of SUMMIT SOUTHEAST.

     38. Except as otherwise provided in this Consent Order, upon conversion of ESIF and BEIC MUTUAL to BEIC STOCK, APPLICANTS shall comply with all requirements of the Florida Insurance Code relating to the reporting requirements applicable to domestic stock insurers.

     39. APPLICANTS shall, pursuant to section 624.408, Florida Statutes, at and after the Effective Date, have and maintain policyholder surplus in an amount not less than that required of a domestic stock insurer and shall be in and maintain compliance with the requirements of section 624.4095, Florida Statutes, regarding the ratio of premium to surplus. If implementation of the Amended Plan of Conversion and Recapitalization results in, BEIC STOCK having policyholder surplus in an amount that differs in a material amount from the amount shown on the pro formas submitted to the DEPARTMENT with the APPLICANTS' APPLICATION, BEIC STOCK shall submit updated pro formas to the DEPARTMENT reflecting the correct amount of policyholder surplus.

     40. Neither ESIF, BEIC MUTUAL, nor BEIC STOCK shall declare, set aside or pay any dividends or make or agree to make any other distributions or payment or enter into any transaction, other than in the ordinary course of business and consistent with past practices, prior to the Effective Date. After the Effective Date and prior to the Loan Termination Date, neither BEIC STOCK nor BRIDGEFIELD CASUALTY shall declare, set aside or pay any dividends or premium refunds, or make any other distributions of the surplus of BEIC STOCK or BRIDGEFIELD CASUALTY without the prior written approval of the DEPARTMENT. The DEPARTMENT shall grant such approval if the proposed dividend or premium refund complies with applicable provisions of the Florida Insurance Code. The term "premium refunds" as used in this paragraph does not refer to the return of premiums due under the retrospectively rated plans offered by ESIF, BEIC MUTUAL, and BEIC STOCK.

     41. For the three year period immediately following the Effective Date, BEIC STOCK shall not assume reinsurance without the prior written approval of the DEPARTMENT. In addition, BEIC STOCK shall cede reinsurance only to authorized reinsurers unless prior written approval has been given by the DEPARTMENT. Furthermore, BEIC STOCK shall within twenty (20) days from the effective date of any reinsurance treaty for reinsurance ceded or assumed by BEIC STOCK, submit to the DEPARTMENT a true and correct copy of the cover notes of such treaty and shall provide a true and correct copy of the entire treaty to the DEPARTMENT, if so requested. Further, BEIC STOCK shall notify the DEPARTMENT of any proposed or prospective changes in its reinsurance prior to implementing such changes.

     42. APPLICANTS hereby represent that they have, in the APPLICATION, described all material terms and conditions that will constitute the conversions and acquisition and have disclosed and described all transactions and agreements related thereto. The representations made in the documents, and herein, are material to the entry of this Consent Order and the APPLICANTS shall conduct themselves in accordance with the representations and requirements of such documents.

     43. That APPLICANTS have made material representations that none of its officers and/or directors have been charged with or convicted of a felony or misdemeanor other than minor traffic violations. If the completed fingerprint cards of said officers and directors furnished to the DEPARTMENT or other sources utilized by the DEPARTMENT in its investigation process reveal otherwise, those individuals involved shall be removed as an officer and/or director of said APPLICANTS, within thirty (30) days after notification by the DEPARTMENT and replaced with an officer or a director acceptable to the DEPARTMENT.

     44. APPLICANTS have further represented that they have submitted complete information on each of the principals. If material information on one or more principal(s) has not been provided, and the DEPARTMENT would not have approved this APPLICATION if such information had been provided, those individuals involved shall be removed within thirty (30) days of receipt of notification from the DEPARTMENT.

     45. With respect to the officers and directors identified in the APPLICATION, upon receipt of such notification from the DEPARTMENT, as described under paragraphs 44 and 45 above, if the required corrective action is not timely taken by APPLICANTS, APPLICANTS agree that such failure to act would constitute an immediate danger to the public and the DEPARTMENT immediately may suspend or revoke the license of BEIC STOCK without further proceedings. APPLICANTS further affirm that the above representations are material to the issuance of this Consent Order.

     46. Within 45 days after the Effective Date, BEIC STOCK shall file an amended Holding Company Registration Statement with the DEPARTMENT. Thereafter, BEIC STOCK shall file updates to its Holding Company Registration Statement with the DEPARTMENT as required by Section 628.801, Florida Statutes, and Rule 4-143.046, Florida Administrative Code.

     47. For the three year period following the Effective Date, prior to conducting business in another state, BEIC STOCK shall notify the DEPARTMENT in writing and submit a copy of the business plan submitted to that state, the earlier of 60 days prior to writing business or at the time of filing the business plan with that state.

     48. Any administrative contracts entered into by BEIC STOCK must meet the requirements of Sections 626.091, 626.7451 and 626.7491, Florida Statutes. Any contract in which BEIC STOCK contracts, with a managing general agent or administrator, for services must be subject to writing limitations which may be exercised at the option of the BEIC STOCK.

     49. Upon issuance of this Consent Order, APPLICANTS' failure to adhere to one or more of the terms and conditions contained herein after having been provided written notice of the failure by the DEPARTMENT and thirty business days to cure the deviation (Notice and Opportunity to Cure), except as provided in paragraph 46 herein, may result, without further proceedings, in the Treasurer and Insurance Commissioner withdrawing approval of the APPLICATION and the transactions contemplated by the APPLICATION or in the revocation of BEIC STOCK's certificate of authority. Compliance by APPLICANTS after being provided a Notice and Opportunity to Cure shall not foreclose the DEPARTMENT from pursuing disciplinary proceedings as appropriate. The remedy provided herein for APPLICANTS' failure to adhere to one or more of the terms and conditions contained herein is not exclusive and shall not foreclose the DEPARTMENT from pursuing other enforcement or disciplinary actions as provided for by law or other provisions of this order and including emergency actions with immediate effect.

     50. The parties agree that this Consent Order will be deemed to be executed when the Treasurer and Insurance Commissioner or his designee has signed a copy of this Consent Order which bears the signatures of APPLICANTS or their authorized representatives, notwithstanding the fact that the copy was transmitted to the agency by facsimile machine. APPLICANTS further agree that the original of this Consent Order with original signatures will be forwarded to the DEPARTMENT within three (3) days of its receipt from the DEPARTMENT. Failure to forward a signed original within the specified time period shall render this agreement voidable.

     WHEREFORE, subject to the terms and conditions herein, the APPLICATION and the transactions contemplated by the APPLICATION are APPROVED, and FURTHER, all terms and conditions contained herein are hereby ORDERED.

     DONE and ORDERED at Tallahassee, Florida, this 15th day of November, 1996.

                                                 /s/  PETE MITCHELL
                                          --------------------------------------
                                                      Pete Mitchell
                                                      Chief of Staff

     By execution hereof, ESIF consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, ESIF to the terms and conditions of this Consent Order.

                                          EMPLOYERS SELF INSURERS FUND

                                          By:      /s/  GREG C. BRANCH
                                            ------------------------------------
                                                       Greg C. Branch
                                                          Chairman

CORPORATE SEAL

     By execution hereof, BEIC MUTUAL consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, BEIC MUTUAL to the terms and conditions of this Consent Order.

                                          BRIDGEFIELD EMPLOYERS INSURANCE
                                          COMPANY, AN ASSESSABLE MUTUAL

                                          By:      /s/  WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, BEIC STOCK consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, BEIC STOCK to the terms and conditions of this Consent Order.

                                          BRIDGEFIELD EMPLOYERS INSURANCE
                                          COMPANY

                                          By:      /s/  WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, SUMMIT SOUTHEAST consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, SUMMIT SOUTHEAST to the terms and conditions of this Consent Order.

                                          SUMMIT HOLDING SOUTHEAST, INC.

                                          By:      /s/  WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL

     By execution hereof, SUMMIT CONSULTING, INC. consents to entry of this Consent Order, agree without reservation to all of the above terms and conditions and shall be bound by all provisions herein. The undersigned represents, that he/she has the authority to bind, SUMMIT CONSULTING, INC. to the terms and conditions of this Consent Order.

                                          SUMMIT CONSULTING, INC.

                                          By:      /s/  WILLIAM B. BULL
                                            ------------------------------------
                                                      William B. Bull
                                                         President

CORPORATE SEAL